COMVEST INVESTMENT PARTNERS, L.P.
One North Clematis, Suite 300
West Palm Beach, Florida 33401

April 24, 2007

PRIVATE AND CONFIDENTIAL

Dr. Arol I. Buntzman
Dr. John J. McGrath
Joseph D. Alperin, Esq.
Stephen Schwartz

c/o EVCI Career Colleges Holding Corp.
1 Van Der Donck Street, 2nd Floor
Yonkers, New York 10701

Ladies and Gentlemen:

Reference is hereby made to (i) that certain Securities Purchase Agreement, dated April 24, 2007 (the "Purchase Agreement"), by and between EVCI CAREER COLLEGES HOLDING CORP., a Delaware corporation ("EVCI"), and COMVEST INVESTMENT PARTNERS, L.P., a Delaware limited partnership ("ComVest"), and (ii) those certain Employment Agreements, each dated April 24, 2007 (the "Employment Agreements"), between EVCI and each of Dr. Arol I. Buntzman, Dr. John J. McGrath, Joseph D. Alperin, Esq. and Stephen Schwartz (collectively, the "Management Group"). As an incentive for each member of the Management Group to enter into their respective Employment Agreement with EVCI and to make other agreements pursuant to such Employment Agreements, ComVest hereby agrees, solely if stockholders of EVCI do not approve the grant of Non-Plan Options (as defined in the Employment Agreements) to members of the Management Group and the Share Authorization (as defined in the Purchase Agreement) is approved by stockholders of EVCI, to assign (the "Assigned Warrants") a portion of its Warrant (as defined in the Purchase Agreement) to the Management Group, such Assigned Warrants representing a right to purchase up to 2,750,000 shares of common stock, par value $.0001 per share, of EVCI at an exercise price of $0.54 per share. The Assigned Warrants shall be allocated among the members of the Management Group as set forth on Schedule A attached hereto and such Assigned Warrants shall vest, accelerate and terminate in accordance with the parameters set forth in Section 2 (Section 3 with respect to Mr. Schwartz) of the applicable Employment Agreement relating to such member of the Management Group. In the event the Share Authorization is not approved by stockholders of EVCI, ComVest's obligation to assign the Assigned Warrants hereunder shall terminate and be of no further force or effect.

Each member of the Management Group acknowledges that the Assigned Warrants are being assigned in lieu of receipt by the Management Group of the Non-Plan Options granted pursuant to the applicable Employment Agreement and each member of the Management Group agrees that he shall no longer be entitled to receive such Non-Plan Options upon acceptance of such Assigned Warrants.

Please acknowledge your agreement to the foregoing by countersigning this agreement in the place provided below and returning it to the undersigned.

Very truly yours,

COMVEST INVESTMENT PARTNERS III, L.P.

By: ComVest III Partners, LLC, its General Partner

By: ______________________
Name: Inder Tallur
Title: Authorized Signatory

Agreed and Accepted this 24th day of April 2007:

EVCI CAREER COLLEGES HOLDING CORP.

By: ______________________
Name: Dr. John J. McGrath
Title: CEO and President

DR. AROL I. BUNTZMAN

____

DR. JOHN J. MCGRATH

____

JOSEPH D. ALPERIN

____

STEPHEN SCHWARTZ

____

NY 238380708v2

Schedule A

Allocation of Assigned Warrants

Member of Management Group	Number of Warrants
Dr. Arol I. Buntzman	1,600,000
Dr. John J. McGrath	840,000
Joseph D. Alperin	205,000
Stephen Schwartz	105,000
Total.	2,750,000